Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2026 FIRST QUARTER RESULTS
INCLINE VILLAGE, Nev., April 29, 2026 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the first quarter ended March 31, 2026. As previously announced on February 13, 2026, the Company entered into the Agreement and Plan of Merger, dated February 13, 2026 (the “Merger Agreement”), with Sumitomo Forestry Co., Ltd., a Japanese corporation (kabushiki kaisha) (“Sumitomo Forestry”), and Teton NewCo, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Sumitomo Forestry (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Sumitomo Forestry (the “Merger”). As of the date hereof, the portions of the conditions to the Merger relating to stockholder approval of the Merger and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.
Results and Operational Data for First Quarter 2026 and Comparisons to First Quarter 2025
•Net income available to common stockholders was $6.8 million, or $0.08 per diluted share, compared to $64.0 million, or $0.70 per diluted share
•Home sales revenue of $506.5 million compared to $720.8 million
◦New home deliveries of 736 homes compared to 1,040 homes
◦Average sales price of homes delivered of $688,000 compared to $693,000
•Homebuilding gross margin percentage of 18.8% compared to 23.9%
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 22.3%*
•SG&A expense as a percentage of home sales revenue of 17.9% compared to 14.0%
•Net new home orders of 1,234 compared to 1,238
•Active selling communities averaged 158.0 compared to 145.5
◦Net new home orders per average selling community were 7.8 orders (2.6 monthly) compared to 8.5 orders (2.8 monthly)
◦Cancellation rate of 9% compared to 10%
•Backlog units at quarter end of 1,360 homes compared to 1,715
◦Dollar value of backlog at quarter end of $989.9 million compared to $1.3 billion
◦Average sales price of homes in backlog at quarter end of $728,000 compared to $763,000
•Ratios of homebuilding debt-to-capital and net homebuilding debt-to-net capital of 25.0% and 7.2%*, respectively, as of March 31, 2026
•Ended the first quarter of 2026 with total liquidity of $1.7 billion, including cash and cash equivalents of $847.9 million and $827.5 million of availability under our revolving credit facility.

*	See “Reconciliation of Non-GAAP Financial Measures”

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company operating in 12 states and the District of Columbia, and is a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards and was named 2024 Developer of the Year. The company is one of the 2026 Fortune World’s Most Admired Companies, 2023 and 2025 Fortune 100 Best Companies to Work For® and was designated as one of the PEOPLE Companies That Care® for three consecutive years (2023 through 2025). The company was also named as a Great Place To Work-Certified™ company for five years in a row (2021 through 2025) and was named on several Great Place To Work® Best Workplaces list (2022 through 2025). For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending, as well as the expected timetable for completing the proposed transactions contemplated by the Merger
Agreement, future opportunities for the combined businesses and the expected benefits of the Merger. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “assuming,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “projection,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of general economic conditions, including employment rates, housing starts, interest rate levels, home affordability, inflation, consumer sentiment, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials, labor and home components; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or public health emergencies, including outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; risks related to the failure to consummate the Merger and the transactions contemplated thereby; risks related to any litigation arising out of or as a result of the Merger and the transactions contemplated thereby; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.
Investor Relations Contact:
InvestorRelations@TriPointeHomes.com, 949-478-8696

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026	2025	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$506,496	$720,786	$(214,290)	(29.7)%
Homebuilding gross margin	$95,430	$172,513	$(77,083)	(44.7)%
Homebuilding gross margin %	18.8%	23.9%	(5.1)%
Adjusted homebuilding gross margin %*	22.3%	27.3%	(5.0)%
SG&A expense	$90,846	$100,617	$(9,771)	(9.7)%
SG&A expense as a % of home sales revenue	17.9%	14.0%	3.9%
Net income available to common stockholders	$6,786	$64,036	$(57,250)	(89.4)%
Adjusted EBITDA*	$39,857	$125,698	$(85,841)	(68.3)%
Interest incurred	$18,585	$21,319	$(2,734)	(12.8)%
Interest in cost of home sales	$16,470	$23,035	$(6,565)	(28.5)%

Other Data:
Net new home orders	1,234	1,238	(4)	(0.3)%
New homes delivered	736	1,040	(304)	(29.2)%
Cancellation rate	9%	10%	(1)%
Average selling price of homes delivered	$688	$693	$(5)	(0.7)%
Average selling communities	158.0	145.5	12.5	8.6%
Selling communities at end of period	161	147	14	9.5%
Backlog (estimated dollar value)	$989,906	$1,307,786	$(317,880)	(24.3)%
Backlog (homes)	1,360	1,715	(355)	(20.7)%
Average selling price in backlog	$728	$763	$(35)	(4.6)%

	March 31,	December 31,
	2026	2025	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$847,903	$982,814	$(134,911)	(13.7)%
Real estate inventories	$3,302,319	$3,178,248	$124,071	3.9%
Lots owned or controlled	32,937	32,219	718	2.2%
Homes under construction (1)	1,855	1,392	463	33.3%
Homes completed, unsold	469	681	(212)	(31.1)%
Total homebuilding debt	$1,104,326	$1,104,054	$272	0.0%
Stockholders’ equity	$3,307,043	$3,315,834	$(8,791)	(0.3)%
Book capitalization	$4,411,369	$4,419,888	$(8,519)	(0.2)%
Ratio of homebuilding debt-to-capital	25.0%	25.0%	0.0%
Ratio of net homebuilding debt-to-net capital*	7.2%	3.5%	3.7%
__________
(1)     Homes under construction included 56 and 48 models as of March 31, 2026 and December 31, 2025, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
Assets	(unaudited)
Cash and cash equivalents	$847,903	$982,814
Receivables	144,641	147,250
Real estate inventories	3,302,319	3,178,248
Investments in unconsolidated entities	217,019	183,075
Mortgage loans held for sale	66,152	98,514
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	43,132	43,132
Other assets	184,555	187,899
Total assets	$4,962,324	$4,977,535

Liabilities
Accounts payable	$63,155	$41,693
Accrued expenses and other liabilities	428,366	425,289
Loans payable	456,468	456,468
Senior notes	647,858	647,586
Mortgage repurchase facilities	59,315	90,570
Total liabilities	1,655,162	1,661,606

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 85,135,803 and 84,478,836 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	851	844
Additional paid-in capital	—	—
Retained earnings	3,306,192	3,314,990
Total stockholders’ equity	3,307,043	3,315,834
Noncontrolling interests	119	95
Total equity	3,307,162	3,315,929
Total liabilities and equity	$4,962,324	$4,977,535

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Homebuilding:
Home sales revenue	$506,496	$720,786
Land and lot sales revenue	575	1,821
Other operations revenue	825	820
Total revenues	507,896	723,427
Cost of home sales	411,066	548,273
Cost of land and lot sales	979	1,741
Other operations expense	813	794
Sales and marketing	37,887	42,942
General and administrative	52,959	57,675
Homebuilding income from operations	4,192	72,002
Equity in (loss) income of unconsolidated entities	(88)	495
Transaction expense	(5,877)	—
Other income, net	7,236	9,129
Homebuilding income before income taxes	5,463	81,626
Financial Services:
Revenues	13,493	17,501
Expenses	12,065	12,617
Financial services income before income taxes	1,428	4,884
Income before income taxes	6,891	86,510
Provision for income taxes	(81)	(22,493)
Net income	6,810	64,017
Net (income) loss attributable to noncontrolling interests	(24)	19
Net income available to common stockholders	$6,786	$64,036
Earnings per share
Basic	$0.08	$0.70
Diluted	$0.08	$0.70
Weighted average shares outstanding
Basic	84,796,116	91,638,960
Diluted	85,176,744	92,077,680

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2026		2025
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
West	342	$778	521	$769
Central	274	563	377	558
East	120	719	142	773
Total	736	$688	1,040	$693

	Three Months Ended March 31,
	2026		2025
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
West	605	72.3	644	66.3
Central	436	61.7	413	60.5
East	193	24.0	181	18.7
Total	1,234	158.0	1,238	145.5

	As of March 31, 2026			As of March 31, 2025
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
West	687	$564,180	$821	930	$757,952	$815
Central	422	251,486	596	508	296,636	584
East	251	174,240	694	277	253,198	914
Total	1,360	$989,906	$728	1,715	$1,307,786	$763

	As of March 31, 2026			As of December 31, 2025
	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled	Lots Owned	Lots Controlled (1)	Lots Owned or Controlled
West	8,690	4,010	12,700	8,629	3,864	12,493
Central	5,157	8,576	13,733	5,188	8,017	13,205
East	2,055	4,449	6,504	2,137	4,384	6,521
Total	15,902	17,035	32,937	15,954	16,265	32,219
(1)     As of March 31, 2026 and December 31, 2025, lots controlled included lots that were under land option contracts or purchase contracts. As of March 31, 2026 and December 31, 2025, lots controlled for Central include 5,709 and 5,356 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following table reconciles the homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended March 31,
	2026	%	2025	%
	(dollars in thousands)
Home sales revenue	$506,496	100.0%	$720,786	100.0%
Cost of home sales	411,066	81.2%	548,273	76.1%
Homebuilding gross margin	95,430	18.8%	172,513	23.9%
Add: interest in cost of home sales	16,470	3.3%	23,035	3.2%
Add: impairments and lot option abandonments	1,068	0.2%	1,073	0.1%
Adjusted homebuilding gross margin	$112,968	22.3%	$196,621	27.3%
Homebuilding gross margin percentage	18.8%		23.9%
Adjusted homebuilding gross margin percentage	22.3%		27.3%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of homebuilding debt-to-capital to the non-GAAP ratio of net homebuilding debt-to-net capital. We believe that the ratio of net homebuilding debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	March 31, 2026	December 31, 2025
Loans payable	$456,468	$456,468
Senior notes	647,858	647,586
Mortgage repurchase facilities	59,315	90,570
Total debt	1,163,641	1,194,624
Less: mortgage repurchase facilities	(59,315)	(90,570)
Total homebuilding debt	1,104,326	1,104,054
Stockholders’ equity	3,307,043	3,315,834
Total capital	$4,411,369	$4,419,888
Ratio of homebuilding debt-to-capital(1)	25.0%	25.0%

Total homebuilding debt	$1,104,326	$1,104,054
Less: Cash and cash equivalents	(847,903)	(982,814)
Net homebuilding debt	256,423	121,240
Stockholders’ equity	3,307,043	3,315,834
Net capital	$3,563,466	$3,437,074
Ratio of net homebuilding debt-to-net capital(2)	7.2%	3.5%
__________
(1)    The ratio of homebuilding debt-to-capital is computed as the quotient obtained by dividing total homebuilding debt by the sum of total homebuilding debt plus stockholders’ equity.
(2)    The ratio of net homebuilding debt-to-net capital is computed as the quotient obtained by dividing net homebuilding debt (which is total homebuilding debt less cash and cash equivalents) by the sum of net homebuilding debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net income available to common stockholders	$6,786	$64,036
Interest expense:
Interest incurred	18,585	21,319
Interest capitalized	(18,585)	(21,319)
Amortization of interest in cost of sales	16,470	23,153
Provision for income taxes	81	22,493
Depreciation and amortization	7,618	7,387
EBITDA	30,955	117,069
Amortization of stock-based compensation	1,957	7,556
Impairments and lot option abandonments	1,068	1,073
Transaction expense	5,877	—
Adjusted EBITDA	$39,857	$125,698